UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PriceSmart, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRICESMART, INC.

9740 Scranton Road

San Diego, California 92121

Annual Meeting of Stockholders

Thursday, February 4, 2021

Supplement No. 1 to

Definitive Proxy Statement dated December 18, 2020

On December 18, 2020, PriceSmart, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was distributed in connection with the Company’s Annual Meeting of Stockholders to be held on February 4, 2021 (the “Annual Meeting”).

The Company is providing this supplement solely to correct two inadvertent errors in the Proxy Statement.

1. Under the heading “Voting” on page 2 of the Proxy Statement, the Company disclosed that “Abstentions and broker non-votes are not included as votes cast and will not affect the outcome of any of the proposals. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the stockholder’s behalf.”

The above disclosure incorrectly stated the required vote and the treatment of abstentions and broker non-votes. In order to correct the error discussed above, the text below replaces, in its entirety, the last paragraph under the heading “Voting” on page 2 of the Proxy Statement:

“Abstentions and broker non-votes (and shares represented by proxies reflecting broker non-votes) will have the same effect as a negative vote for any proposal requiring a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the stockholder’s behalf.”

2. In the description of Proposal 3 on page 50 of the Proxy Statement, the Company disclosed that “Approval of the proposed amendment to the 2013 Plan requires that the holders of a majority of the shares having voting power present in person or represented by proxy and voting on such matter at the Annual Meeting vote “For” this Proposal 3. Abstentions and broker non-votes will not be counted as either votes cast “For” or “Against” Proposal 3 and have no effect on the vote for this Proposal 3.”

The above disclosure incorrectly stated the required vote and the treatment of abstentions and broker non-votes with respect to Proposal 3. In order to correct the error discussed above, the text below replaces, in its entirety, the description of the vote required for approval of Proposal 3 on page 50 of the Proxy Statement:

“Approval of the proposed amendment to the 2013 Plan requires that the holders of a majority of the shares having voting power present in person or represented by proxy and voting on such matter at the Annual Meeting vote “For” this Proposal 3. Abstentions and broker non-votes (and shares represented by proxies reflecting broker non-votes) will have the same effect as a negative vote.”

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.